EXHIBIT 99


                        PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OH 45750
                                                          www.peoplesbancorp.com

NEWS RELEASE


FOR IMMEDIATE RELEASE           Contact:  Mark F. Bradley
---------------------                     President and Chief Executive Officer
April 20, 2006                            (740) 373-3155


          PEOPLES BANK TO SELL BANKING OFFICE IN SOUTH SHORE, KENTUCKY
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         MARIETTA, Ohio - Peoples Bank, National Association, a wholly-owned subsidiary of Peoples Bancorp Inc. (NASDAQ: PEBO), announced today that it has agreed to sell its South Shore, Kentucky banking office to American Savings Bank, fsb. American Savings Bank, fsb, is the principal subsidiary of ASB Financial Corp. headquartered in Portsmouth, Ohio.
         "This action is consistent with our strategic plan to optimize our branch network for better growth opportunities," said Mark F. Bradley, Peoples Bancorp's President and Chief Executive Officer. "We look forward to continuing to serve our customers in Boyd, Greenup and Carter counties through our other Kentucky offices." Peoples Bank also has full-service offices in Ashland, Russell, Greenup, Summit, and Grayson, Kentucky.
         Under terms of the purchase and assumption agreement, American Savings Bank, fsb has agreed to pay a 5% premium, or approximately $300,000 in cash, for South Shore's $6 million in deposits. In addition, American Savings Bank, fsb will acquire fixed assets at book value and $1 million of loans. The transaction, which is subject to regulatory approval, is expected to be completed on or before September 30, 2006.
         "The acquisition of the South Shore branch will only help to serve our current customers better and is a natural progression of expansion for American," said Robert M. Smith, President and CEO of American Savings Bank, fsb. "The South Shore market is very similar to the needs of the Portsmouth, Waverly and Wheelersburg markets. Our experiences in southern Ohio will help to make our progression into Northern Kentucky both seamless and successful."
         ASB Financial Corp. is traded under the symbol ASBN on www.pinksheets.com and more information can be found on American Savings Bank, fsb at www.asbportsmouth.com.
         Peoples Bancorp Inc. ("Peoples"), a diversified financial products and services company with $1.9 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 48 locations and 34 ATMs in Ohio, West Virginia and Kentucky. Peoples' financial service units include Peoples Bank, Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc. Peoples' common shares are traded on the NASDAQ national market under the symbol "PEBO", and Peoples is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples at www.peoplesbancorp.com.

                                 END OF RELEASE

Safe Harbor Statement:
         This press release may contain certain forward-looking statements with respect to Peoples' financial condition, results of operations, plans, objectives, future performance and business. Except for the historical and present factual information contained in this press release, the matters discussed in this press release, and other statements identified by words such as "expects," "believes," "plans," "will," "would," "should," "could" and similar expressions are forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment impact interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect Peoples' business; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (10) the outcome of regulatory and legal proceedings and (11) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples' reports filed with the Securities and Exchange Commission ("SEC"). Peoples undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Copies of documents filed with the SEC are available free of charge at the Commission's website at http://www.sec.gov and/or from Peoples' website.